UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

 the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2024

Morgan Stanley

(Exact Name of Registrant

as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value	MS/PO	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.500% Non-Cumulative Preferred Stock, Series P, $0.01 par value	MS/PP	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Morgan Stanley (the “Firm”) today announced that the Compensation, Management Development and Succession Committee of the Firm’s Board of Directors (the “Compensation Committee”) has determined in consultation with the Firm’s Board of Directors the 2023 compensation for James P. Gorman, as Chairman and Chief Executive Officer (“CEO”) of the Firm for 2023. Mr. Gorman stepped down as CEO of the Firm at the end of 2023 and became Executive Chairman of the Firm effective January 1, 2024.

As in prior years, the Compensation Committee used its long-standing framework to determine CEO compensation for 2023, including establishing a target compensation range for the CEO. At the start of 2023, the Compensation Committee, in consultation with its independent compensation consultant, established a target range for 2023 CEO compensation of $40 million or more for strong performance exceeding expectations to $20 million or less for performance below expectations. The Compensation Committee based its decision of Mr. Gorman’s 2023 compensation on its assessment of Mr. Gorman’s outstanding performance, including his exemplary execution of CEO succession and the transition of leadership and the resolution of many outstanding legal and regulatory matters.

Under Mr. Gorman’s leadership, for 2023:

•	The Firm achieved total shareholder return of 14% and premium valuation relative to core banking peers (since 2010, when Mr. Gorman became CEO, the stock price has more than tripled and market capitalization has increased from $40 billion to $153 billion)

•	Firm net revenues were $54.1 billion and net income applicable to Morgan Stanley was $9.1 billion, or $5.18 per diluted share

•	Over 60% of the Firm’s pre-tax profit came from the Firm’s Wealth and Investment Management businesses (up from approximately 30% in 2010 and net revenues from both businesses have more than doubled and client assets have more than tripled since 2010)

•	Institutional Securities continued to show the benefits of the integrated investment bank with leading wallet share positions in Equities (~20%), Investment Banking (~15%) and Fixed Income (~10%)

•	The Firm reported full year ROTCE of 12.8% against a mixed backdrop and a number of headwinds, and the standardized Common Equity Tier 1 Capital Ratio at December 31, 2023 was 15.2%

•	The Firm continued to increase returns to shareholders. The quarterly dividend was increased to $0.85 (up from $0.05 in 2010), with total dividends paid of $5.4 billion (up from $0.3 billion in 2010), and the Firm repurchased $5.3 billion in shares

Over his 14-year tenure as CEO and during 2023, Mr. Gorman reshaped the Firm into a stronger and more balanced institution positioned for long-term growth. As a result, the Firm’s business model performed as intended in a challenging market and macro environment in 2023. In addition, Mr. Gorman successfully accomplished an orderly, multi-year CEO succession planning process that demonstrated the world-class quality and depth of Morgan Stanley’s leadership talent and resulted in the appointment of an outstanding CEO and two strong executives as the Firm’s Co-Presidents.

The Compensation Committee set Mr. Gorman’s total compensation for 2023 at $37 million. Consistent with previous years, 75% of Mr. Gorman’s bonus is deferred over three years and is subject to cancellation, 100% of Mr. Gorman’s deferred bonus is delivered in the form of equity awards, aligning his compensation with shareholders’ interests, and 60% of Mr. Gorman’s bonus is delivered in performance-vested equity.

Additional important information about the Registrant’s incentive compensation programs and governance, including an explanation of all material elements of the compensation for Mr. Gorman and the other named executive officers, will be presented in the Registrant’s proxy statement for the 2024 annual meeting of stockholders, expected to be filed with the Securities and Exchange Commission in April 2024.

The information provided herein may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such metrics to the comparable U.S. GAAP figures are included in the Firm’s Current Report on Form 8-K dated January 16, 2024.

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2024, the Compensation Committee approved, effective retroactively from January 1, 2024, a new annual base salary of $1.5 million for Mr. Pick, the Firm’s CEO as of January 1, 2024. This salary adjustment is intended to bring Mr. Pick’s base salary in line with the base salary that was paid to Mr. Gorman as CEO.

This Report on Form 8-K may contain forward-looking statements including the attainment of certain financial and other targets, objectives, and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2022 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q, the Firm’s Current Reports on Form 8-K, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	January 19, 2024	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary